SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	98-1246221 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 24, 2019, the registrant appointed Edward Manolos as an independent director. There is no arrangement or understanding between the Mr. Manolos and any other person pursuant to which Mr. Manolos was selected as a director. Mr. Manolos is a twenty-five percent owner of Imperial Diversified Holdings, LLC (“Imperial”) a California limited liability company and lessor of real property in Lynwood, California to Natural Plant Extracts, Inc., a California corporation and joint venture partner with the registrant in an operation that will lease Imperial’s real property. The registrant has not and is not expected to be named to any board committees. The registrant and Mr. Manolos entered into an independent director agreement whereby the registrant agreed to compensate Mr. Manolos with ten thousand dollars paid quarterly, and a one-time issuance upon signing of five million shares of registrant common stock.

Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind.

Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocen Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California-based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida.

Mr. Manolos has provided consulting services to several companies and has helped them obtain marijuana retail and production licenses in California and Washington, including Cannabis Strategic Ventures (OTC: NUGS). He graduated from the University of California Riverside with a double major in Computer Science and Business Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 24, 2019

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Donald Steinberg

Donald Steinberg

Chief Executive Officer

(Principal Executive Officer)

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